EXHIBIT 5

                 [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]



                                February 2, 1998

American Stores Company
709 East South Temple
Salt Lake City, Utah 84102

Ladies and Gentlemen:

            This opinion is being delivered in connection with the Registration Statement on Form S-3, File No. 333-43251, as amended (the "Registration Statement"), filed by American Stores Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of the offer and sale by the Company, from time to time pursuant to the provisions of Rule 415 under the Act, of up to $1 billion maximum aggregate initial offering price of securities of the Company, which may consist of, among other things, the Company's senior and subordinated debt securities (the "Debt Securities"), Preferred Stock, par value $1.00 per share (the "Preferred Stock"), depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares"), and/or Common Stock, par value $1.00 per share, including the preferred share purchase rights attached thereto (the "Common Stock"). The Debt Securities, the Preferred Stock, the Depositary Shares, and the Common Stock are hereinafter referred to collectively as the "Securities." Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

            The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued under, in the case of the senior Debt Securities, an indenture between the Company and The First National Bank of Chicago as trustee (the "Senior Debt Indenture"), and in the case of the subordinated Debt Securities, an indenture to be between the Company and a

American Stores Company
February 2, 1998
Page 2


bank or trust company as trustee (the "Subordinated Debt Indenture").
The Senior Debt Indenture and the Subordinated Debt Indenture are hereinafter referred to collectively as the "Indentures." The Senior Debt Indenture has been filed as an exhibit to the Registration Statement.

            Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company and evidenced by Depositary Receipts. A draft of the form of the Depositary Agreement has been filed as an exhibit to the Registration Statement.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion.

            Based upon the foregoing, we are of the opinion that, except as limited by, in the case of paragraph 1, (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies:

      1. With respect to the Debt Securities, when the specific terms of a particular Debt Security (including any Debt Security duly issued upon conversion of any other Debt Securities or the conversion or exchange of any shares of Preferred Stock) and its issuance and sale have been duly established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly executed and authenticated in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and duly issued and sold either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein or (b) upon exchange or conversion of any other Security that has been validly issued, paid for and delivered, in accordance with the terms of such Security, or the instrument governing such Security providing for such conversion or exchange, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company, such Debt Security will constitute the valid and binding obligation of the Company.

American Stores Company
February 2, 1998
Page 3


      2. With respect to shares of Preferred Stock, when (i) the Board of Directors of the Company has taken all necessary corporate action to adopt a Certificate of Designation, Preferences and Rights (a "Certificate") relating to such Preferred Stock and such Certificate has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exchange of any other Security that has been validly issued, paid for and delivered, in accordance with the terms of such Security, or the instrument governing such Security providing for such conversion or exchange, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

      3. With respect to the Depositary Shares, when the terms of Depositary Shares evidenced by Depositary Receipts are duly established and such Depositary Shares are issued and sold, in each case, in accordance with the terms of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable shares of Preferred Stock, and when the Depositary Shares as evidenced by Depositary Receipts are issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement, such Depositary Shares will entitle the persons in whose names the Depositary Receipts evidencing such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement.

      4. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security that has been validly issued, paid for and delivered, or the instrument governing such Security providing for such conversion or exchange, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued, fully paid and nonassessable.

American Stores Company
February 2, 1998
Page 4


            In connection with the opinions expressed above, we have assumed with your consent that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors of the Company, themselves or as so delegated, shall have approved the specific sale and issuance of such Security (including the terms thereof) and shall not have modified or rescinded the duly authorized issuance and sale of such Security, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) with respect to paragraph 1, the applicable Trustee and the applicable Indentures shall have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder,
(iv) with respect to paragraphs 1 through 4, (a) the Company shall have full power and authority to execute, deliver and perform the obligations set forth in the applicable documents, (b) the applicable documents shall have been duly authorized, executed and delivered by the Company and (c) the execution and delivery of the applicable documents and the performance by the Company of its obligations thereunder shall not have violated, breached or otherwise given rise to a default under the terms or provisions of its Restated Certificate of Incorporation as then in effect or Restated By-Laws as then in effect or of any material contract, commitment or other obligation to which the Company is then a party, and such execution, delivery and performance shall comply with any requirement or restriction imposed by any court or governmental body then having jurisdiction over the Company, and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and sale of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

            We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement of the Company relating to the Securities and to the reference to our name in the Prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    /s/ Wachtell, Lipton, Rosen & Katz

ESR/jc